EXHIBIT 10.13

SEVERANCE PACKAGE AGREEMENT

This Severance Package Agreement (“Agreement”) between DEALS.COM, INC., a Utah corporation (the “Company”) and Douglas F. Greene (“Employee”) is effective as of the 17th day of June, 1999.

Recitals

WHEREAS, Employee is a key employee of the Company;

WHEREAS, Employee is Vice President of Internet Development;

WHEREAS, Company desires to provide a severance package to Employee as new and additional consideration for Employee’s past services to Company and Employee’s continued services from the date of this Agreement.

NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party, the parties agree as follows:

1.             Recitals.  The above Recitals are hereby incorporated into this Agreement.

2.             Grant of Severance Benefits.  Company hereby agrees to pay Employee a lump sum of SEVENTY FIVE THOUSAND U.S. DOLLARS (U.S. $75,000) within thirty (30) days of any of the following:

(a)           Employee’s termination by the Company for no cause.  This Agreement, however, shall not apply to, and no severance payments or consideration shall be provided for, any termination for cause.  “Cause” includes but is not limited to:  (i) neglect or deliberate or intentional refusal to perform assigned duties and obligations or follow policies or procedures, (ii) embezzlement, theft, or any other criminal conduct, (iii) any grossly negligent activity, or (iv) any activity that causes harm to the company, its reputation, or to its directors or employees.

(b)           Employee terminating employment with the Company at any time following any reduction in his salary, any reduction in his duties and responsibilities.

(Hereafter, any event described under either subparagraphs 2(a) or 2(b) to which this Agreement applies will be referred to as a “Triggering Event”.)

Employee will continue to be covered under all of the Company’s health and major medical plans then in effect for a period of one (1) year any Triggering Event.  All stock options granted to Employee under any plan or agreement shall immediately vest upon the occurrence of any Triggering Event and shall be exercisable for a period of one (1) year after the later occurrence of any Triggering Event.

3.             No Impairment of Prior Granted Employment Rights.  This Agreement does not infringe upon or impair any rights granted to Employee under any previous employment agreements, including but not limited to the agreement entered into between D2 Discounts Direct, the Company’s predecessor in interest, and Employee dated February 5, 1999 as amended.

4.             Interpretation.  If any part of this Agreement violates any statute or public policy, that part will have no effect, and the rest of the Agreement shall be fully enforceable.  If any part of this Agreement is unenforceable because it is overly broad, the court shall narrow its scope and then enforce that part to the effect permissible.

5.             Assignment.  This Agreement shall be binding upon and enure to the benefit of the successors and assigns of the parties.

6.             Entire Agreement.  This Agreement replaces and supercedes all other severance agreements that may have been entered into by the Parties.  This Agreement constitutes the entire understanding between the Company and Employee concerning the subject matter hereof.  This Agreement may not be modified except in writing.

7.             Attorney Fees.  In the event any action in law or equity or other proceeding is brought for the enforcement of this Agreement or in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to reasonable attorney’s fees and other costs reasonably incurred in such action or proceeding.

8.             Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Utah.  Any dispute concerning this Agreement can only be brought in the state or federal courts located in Utah.

9.             Authority.  The persons signing below warrant that they are authorized to enter into this Agreement on behalf of their respective principals identified below and that by their signatures they bind such principals to this Agreement.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto acknowledge that they have read, understand and agree to all of the terms and provisions of this Agreement and have caused this Agreement to be executed as of the date first written above.  This Agreement will expire one year from its effective date.

COMPANY

By	/s/ Rob Brazell
Rob Brazell, Its CEO and Chairman of the Board of Directors

EMPLOYEE

/s/ Douglas F. Greene
Douglas F. Greene